UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 19, 2026

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17130 N. Dallas Parkway, Suite 240 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

Termination of Business Combination Agreement with Nuclea Energy Inc.

On August 19, 2026, Mangoceuticals, Inc. (the “Company” or “MGRX”) and Nuclea Energy Inc. (“Nuclea”) mutually agreed to terminate that certain Business Combination Agreement, dated as of July 29, 2026 (the “BCA”), among the Company, Nuclea, and the Principal Nuclea Shareholders and Mango Principals party thereto, pursuant to Section 12.1(a) of the BCA.

The BCA contemplated a strategic business combination transaction between the Company and Nuclea (the “Transaction”). As a mutual condition to closing under Section 10.1(k) of the BCA, the parties were required to finalize and execute PIPE financing documentation, with the full proceeds of PIPE financing in an amount not less than fifteen million dollars (U.S. $15,000,000) (the “PIPE Minimum Amount”) deposited into escrow, with such proceeds to be released to the Company simultaneously with or immediately after the closing. Given that the PIPE Minimum Amount could not be raised on or prior to the Outside Date of August 21, 2026, the parties mutually determined that the financing conditions to closing could not be satisfied on the terms contemplated by the BCA.

In connection with the termination of the BCA: (i) the BCA became void and of no further force or effect, except that Section 9.5 (Access and Confidentiality), Section 12.2 and Article 13 (General) survive termination; (ii) no party is relieved of liability for any willful breach of the BCA occurring prior to the termination date; (iii) each party shall bear its own costs and expenses incurred in connection with the BCA and the Transaction; and (iv) the parties exchanged mutual releases of all claims relating to the BCA and ancillary documents, except with respect to any willful breach occurring on or prior to the termination date.

The foregoing description of the mutual termination of the BCA does not purport to be complete and is qualified in its entirety by reference to the full text of the mutual termination letter, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Mutual Termination Letter of Business Combination Agreement, dated August 19, 2026, by and between Mangoceuticals, Inc. and Nuclea Energy Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2026

MANGOCEUTICALS, INC.

By:	/s/ Jacob D. Cohen
Name:	Jacob D. Cohen
Title:	Chief Executive Officer